AUTOMATIC DATA PROCESSING, INC.

                   RETIREMENT AND SAVINGS PLAN








           Restated and Amended as of January 1, 1989


                 AUTOMATIC DATA PROCESSING, INC.
                   RETIREMENT AND SAVINGS PLAN


                          INTRODUCTION


     Automatic Data Processing, Inc. hereby adopts this Retirement and Savings Plan (the "Plan"), effective as of January 1, 1983, as herein set forth. The purpose of the Plan is to provide eligible employees of Automatic Data Processing, Inc. (the "Company") and its participating affiliates with an additional source of retirement income. The Plan also is designed to provide participants, their spouses and beneficiaries, as the case may be, with an additional measure of security under certain circumstances, such as death, disability or termination of employment. The Plan is also intended to utilize the employee stock ownership credit allowed under Section 44G of the Internal Revenue Code of 1986, as amended (the "Code"), effective January 1, 1983.
     Effective as of January 1, 1984, the Plan is intended to qualify under Section 401(a) of the Code, as amended, and to satisfy the additional requirements imposed by Section 401(k) of the Code. The Plan also is intended to comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended.
     Effective as of January 1, 1989, the Plan was amended and restated to conform with the provisions of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, 1987, and 1989 and the Technical and Miscellaneous Revenue Act of 1988, and to incorporate amendments effective as of such date. In addition, as specified within the Plan, specific provisions will have an effective date other than January 1, 1989, such as those provisions mandated by the Unemployment Compensation Amendments of 1992, which are effective January 1, 1993.
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     Effective as of May 31, 1993, The Hollander Inc. 401(k)
Profit Sharing Plan and Trust and the National Auto Data Service,
              Inc. Employees' 401(k) Plan and Trust are merged into the Plan. Effective as of January 1, 1994, the Auto Tell Services, Inc. Profit Sharing Plan and Trust is merged into the Plan.
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                            ARTICLE 1
                       GENERAL DEFINITIONS

     The following words and phrases, when used in this Plan,
shall have the meanings indicated unless the context demands otherwise:
     1.1 "Account" or "Accounts" shall mean, as applicable, a Participant's Salary Deferral Account, Rollover Contribution
Account, Matching Employer Contribution Account and Stock Sharing Account established under and maintained in accordance with the terms of the Plan.
     1.2   "Affiliate" shall mean any trade or business (whether
or not incorporated) which, together with the Company, is a
member of a controlled group of corporations, a member of any trade or business under common control, a member of an affiliated service group, a leasing organization which leases its Employees to the Company, within the meaning of Sections 414(b), 414(c),
414(m), and 414(n) of the Code, respectively, or an organization or arrangement described in section 414(o) of the Code, and the regulations promulgated thereunder.
     1.3   "Auto Tell Plan" shall mean the Auto Tell Services,
Inc. Profit Sharing Plan and Trust.
     1.4 "Beneficiary" shall mean any person designated by a Participant to receive any payment of any amounts due after the Participant's death.
     1.5   "Board" shall mean the Board of Directors of the Company.
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     1.6   "Break in Service" shall mean any Severance Period
greater than twelve (12) months, excluding any period of up to twelve (12) months during which an Employee is on a
maternity/paternity leave.  The term "maternity/paternity leave"
means any absence of an Employee from work for reasons of (i) the pregnancy of the Employee, (ii) the birth of a child of the
Employee or the placement of a child with the Employee for the purposes of adoption, or (iii) the care of a child for a period beginning immediately following such birth or placement.
     1.6   "Code" shall mean the Internal Revenue Code of 1986,
as the same has been and may be amended from time to time.
     1.7   "Committee" shall mean the Committee appointed to
administer the Plan pursuant to Article 7.
     1.8   "Company" shall mean Automatic Data Processing, Inc.,
a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.
     1.9   "Company Stock" shall mean the common stock, par
value $.10 per share, of the Company.
     1.10  "Compensation" shall mean the Compensation received
by a Participant from one or more Employers for services rendered as an Employee during the Plan Year, including commissions and sales contest cash awards and other like remuneration, bonuses (including, without limitation, Christmas and recruitment bonuses), overtime pay, salary continuation payments and
severance pay for purposes of Salary Deferrals and Matching
Employer Contributions, but excluding Employer contributions to or under this or any other employee benefit plan, and any other forms of deferred, contingent, indirect or special
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remuneration; provided, however, that Compensation shall include any amounts not includible in gross income of the Participant under Section 125 of the Code and amounts deferred by a Participant under a
Salary Deferral election and contributed to the Plan in
accordance with Article 3.  For purposes of Section 3.10 and
Article 10 Compensation shall be compensation as defined under
Treasury Regulation Section 1.415-2(d).
     For purposes of the Plan, the annual amount of Compensation taken into account for an Employee or Participant shall not
exceed $200,000 (as adjusted for cost-of-living increases). The determination of a Participant's Compensation will be in accordance with records maintained by the Company or Affiliate and shall be conclusive.
     In addition to other applicable limitations set forth in the
Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account under the Plan shall not exceed the Omnibus Budget Reconciliation
Act of 1993 ("OBRA '93") annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the
Commissioner of Internal Revenue for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code.  The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year.  If a determination period consists of fewer than 12
months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
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     For Plan Years beginning on or after January 1, 1994, any
reference in this Plan to the limitation under Section 401(a)(17)
of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.
     If Compensation for any determination period is taken into account in determining a Participant's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose for determination periods beginning before the first day of the first
Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.
     1.11  "Computation Period" shall mean the twelve (12)
consecutive month period (a) commencing on the Employee's
Employment Date or Re-employment Date and (b) commencing on the first day of each Plan Year beginning after such Employment Date or Reemployment Date.
     1.12  "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Participant or
Payee.
     1.13 "Disability" shall mean the permanent inability of a Participant, due to illness, accident or other physical or mental incapacity, to perform the usual duties and services of his employment with the Company or an Affiliate.  The permanence and degree of such impairment shall be determined under the same criteria used by the Company to determine whether an Employee is entitled to benefits under the Company's Long Term Disability
Insurance Plan, or if the Participant is not covered under such policy, under the criteria used to determine eligibility for
Social Security disability payments.
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     1.14  "Eligible Retirement Plan" shall mean an individual
retirement account described in Section 408 of the Code, an
individual retirement annuity described in Section 408(b) of the
Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Participant's or Payee's Eligible Rollover
Distribution. However, in the case of an Eligible Rollover Distribution to the Surviving Spouse, an Eligible Retirement Plan
is an individual retirement account or an individual retirement annuity.
     1.15  "Eligible Rollover Distribution" shall mean any
distribution of all or any portion of the balance to the credit of the Participant, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the lives (or life expectancies) of the
Participant and the Participant's designated Beneficiary, or for a specified period of 10 years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9)
of the Code; and (iii) the portion of any distribution that is not includible in gross income.
     1.16  "Eligibility Service" shall mean a 12-consecutive
month period during which the Employee completes at least 1,000
Hours of Service beginning on the Employee's Employment Date and each anniversary date thereof if the Employee fails to complete at least 1,000 Hours of Service in the initial eligibility
computation period.
     1.17  "Employee" shall mean any person (including persons
on a Leave of Absence) employed by an Employer or an Affiliate maintaining the Plan or of any other employer required to be aggregated with such Employer under Sections 414(b), (c), (m), or
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(o) of the Code and shall include a "leased employee" as defined in Section 414(n)(2) of the Code.
     1.18  "Employer" shall mean the Company and any United
States Affiliate which, with the approval of the Board, has
heretofore adopted, or in accordance with Section 9.7, may
hereafter adopt, the Plan for the benefit of its eligible
Employees.
     1.19  "Employment" shall mean an Employee's employment with the Company or an Affiliate.
     1.20  "Employment Date" shall mean the date on which an
employee first completes an Hour of Service.  Anything contained herein to the contrary notwithstanding, except as otherwise
determined by the Committee, no service shall be credited
hereunder to an Employee for any period of service with an
Affiliate prior to the date the Affiliate becomes such within the meaning of Section 1.2. Accordingly, except as otherwise determined by the Committee in a nondiscriminatory manner, the Employment Date of any person in the employ of a company prior to the date such company becomes an Affiliate hereunder shall be the date such company becomes an Affiliate.
     1.21  "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.
     1.22 "Excess Aggregate Contributions" shall mean an amount described in Section 401(m)(6)(B) of the Code.
     1.23  "Excess Contributions" shall mean an amount described in Section 401(k)(8)(B) of the Code.
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     1.24  "Excess Salary Deferrals" shall mean an amount
described in Section 402(g)(3) of the Code that is includible in the gross income of the Participant for a taxable year under
Section 402(g) of the Code that exceeds the dollar limitation under such Code section and is treated as an annual addition under the Plan.
     1.25  "Family Member" shall mean an individual described in
Section 414(q)(6)(B) of the Code, namely, the spouse of an
Employee, the lineal ascendants of an Employee, the spouses of lineal ascendants of the Employee.  For purposes of this
definition, Employee shall refer only to a five percent (5%)
owner of one or more Employers or a top-ten Highly Compensated Employee. For purposes of salary deferral contributions under
Section 401(k) and matching contributions under Section 401(m) of the Code, a Family Member shall mean the spouse, lineal
ascendants and descendants of the Employee or former Employee and the spouse of such lineal ascendants.
     1.26  "Fiscal Year" shall mean the fiscal year of the
Company, which is the twelve-month period ending on each June 30, or such other fiscal year as the Company may adopt.
     1.27 "Highly Compensated Employee" shall mean, except for purposes of the actual deferral percentage test and the actual contribution percentage test under the income tax laws of Puerto
Rico, an Employee who at any time during the Plan Year or
preceding Plan Year is an employee described in Section 414(q)(1)
of the Code; including both Highly Compensated active Employees and Highly Compensated former Employees.  A Highly Compensated active Employee includes any Employee who performs services for the Company or an Affiliate during the determination year and who, during the look-back year (a) received Compensation in
excess of $75,000 (as adjusted pursuant to Section 415(d) of the
Code); (b) received compensation from the Company or an Affiliate in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year;
or (c) was an officer of the Company or an Affiliate and received Compensation during such year that is greater than fifty percent
(50%) of the defined benefit dollar limitation. The term Highly Compensated active Employee also includes: (a) an Employee who is both (i) described in the preceding sentence if the term
"determination year" is substituted for the term "look-back year"
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and (ii) is one of the 100 Employees who received the most
Compensation from the Company or an Affiliate during the
determination year; and (b) Employees who are five (5) percent owners at any time during the look-back year or determination year.  If no officer has Compensation in excess of fifty percent
(50%) of the defined benefit dollar limitation, during either a determination year or a lookback year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.
The determination of who is a Highly Compensated Employee,
including the determination of the number and identity of
Employees in the top-paid group, the top 100 Employees, the
number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and in accordance with Treasury Regulation Section 1.414(q)-1T. In addition, in determining Highly Compensated
Employees, the Company, may make the calendar year election
described in Treasury Regulation Section 1.414(q)-1T.
     The limitation described in this Section shall be tested
twice: once with respect to all Eligible Employees, including Employees residing in Puerto Rico using the general definition
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of Highly Compensated Employee as set forth in Section 1.27 hereof;
and once with respect only to Employees in Puerto Rico, using the definition of Highly Compensated Employee under the income tax laws of Puerto Rico.
     1.28  "Hollander Plan" shall mean The Hollander Inc. 401(k)
Profit Sharing Plan and Trust.
     1.29  "Hour of Service" shall mean each hour for which an
Employee is paid or entitled to payment by the Company or
Affiliate for the performance of duties.
     1.30  "Investment-Fund" shall mean any of the funds
described in or established under Section 8.1 for the investment of the Trust Fund.
     1.31 "Leave of Absence" shall mean any absence because of military service in the Armed Forces of the United States, provided that the Employee returns to work with the Company or Affiliate following his discharge within the period during which he retains re-employment rights under Federal law.
     1.32  "Matching Employer Contribution" shall mean the
amounts contributed to the Plan by an Employer pursuant to
Sections 3.1.1 and 3.1.2(a).
     1.33  "Matching Employer Contribution Account" shall mean
the Account established on the books of the Plan to receive a Participant's Matching Employer Contributions pursuant to Section 3.3.2.
     1.34  "NADS Plan" shall mean the National Auto Data
Service, Inc. Employees' 401(k) Plan and Trust.
     1.35 "Non-Vested Termination" shall mean termination of Employment by a Participant whose vested percentage in his
Matching Employer Contribution Account is 0%.
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     1.36  "Participant" shall mean any Employee who satisfied
the eligibility requirements and who elects pursuant to Section
2.2 to become a Participant in accordance with Article 2.
     1.37  "Payee" shall mean a Participant's or former
Participant's Surviving Spouse and a Participant's or former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Payees with regard to the interest of the spouse or former spouse.
     1.38 "Plan" shall mean the Automatic Data Processing, Inc. Retirement and Savings Plan, as set forth herein, amended and restated as of January 1, 1989, and as the same may be amended from time to time, hereafter.
     1.39  "Plan Year" shall mean each twelve (12) consecutive
month period commencing on January 1 and ending on December 31.
     1.40 "Re-employment Date" shall mean the date on which an Employee first completes an Hour of Service following a Severance
Date.
     1.41 "Retirement Date" shall mean the date the Participant attains age sixty-five (65), his normal retirement age.
     1.42  "Rollover Contribution" shall mean any amount
received from a deferred compensation plan which qualifies under
Section 401(a) of the Code and which is transferred to the Plan pursuant to Section 402(a)(5) of the Code (or which, effective
January 1, 1993, is transferred to the Plan as an eligible
rollover distribution under Section 402(c) of the Code) or from a conduit individual retirement account as described in Section
408(d) of the Code.
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     1.43  "Rollover Contribution Account" shall mean the
account established for a Participant pursuant to Section 3.4.4.
     1.44  "Salary Deferral Account" shall mean the account
established on the books of the Plan to receive a Participant's
Salary Deferrals pursuant to Section 3.3.1.
     1.45  "Salary Deferral Election" shall mean the election by a Participant to have part of the amount that otherwise would have been paid as Compensation converted to an Employer
contribution pursuant to Section 3.1.2(b).
     1.46  "Salary Deferrals" shall mean the Compensation
deferred by a Participant pursuant to Section 3.1.2(b) and
contributed to the Plan by the Employer with respect to such
Participant.
     1.47  "Severance Date" shall mean the earlier of (a) the
date on which an Employee retires or dies or his employment with all Employers and Affiliates is otherwise terminated or (b) the first anniversary of the first date of a period in which an
Employee remains absent from service with all Employers and
Affiliates for any reason other than (1) his retirement, death or other termination of employment, (2) a Leave of Absence or (3) effective August 5, 1993, a leave of absence under the Family and Medical Leave Act of 1993.
     1.48  "Severance Period" shall mean each period beginning
on an Employee's Severance Date and ending on his next
Reemployment Date.
     1.49  "Stock Sharing Account" shall mean the Account
established on the books of the Plan to receive a Participant's
Stock Sharing Contributions pursuant to Section 3.3.3.
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     1.50  "Stock Sharing-Contribution" shall mean the amounts
contributed to the Plan pursuant to Section 3.2 by an Employer under Section 44G of the Code as in effect prior to its
redesignation and repeal as Section 41 of the Code.
     1.51  "Surviving Spouse" shall mean the person legally
married to a Participant on the earliest of:
           a.  the date of the Participant's death, or
           b.  the date the Participant's benefits begin.
     1.52 "Trust Agreement" shall mean the trust agreement or agreements which at the time of reference shall govern the management of the Trust Fund.
     1.53  "Trust Fund" shall mean the assets from time to time held by the Trustee under the Trust Agreement for the purpose of funding the benefits provided under the Plan.
     1.54  "Trustee" shall mean the trustee or trustees named in the Trust Agreement, or any substitute or successor trustee or trustees.
     1.55  "Valuation Date" shall initially mean the last
business day of each month of each Plan Year.  The Committee may from time to time select such additional or alternative date or dates to serve as Valuation Dates hereunder, provided that the last business day of each Plan Year shall in all events
constitute a Valuation Date.
     1.56  "Vesting Service" shall mean the periods of time
described below:
           a.  Each period beginning on the Employee's Employment
     or Re-employment Date and ending on his next Severance Date;
           b.  Each such period which is a Severance Period but
     neither is nor includes any Break in Service; and
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           c.  Each such period in which an Employee receives
     severance pay from the Company.
     Vesting service shall also include Vesting Service with
Hollander Inc. that would have been taken into account under the Hollander Plan and Vesting Service with National Auto Data
Service, Inc. that would have been taken into account under the
NADS Plan.  Vesting Service shall also include Vesting Service with Auto Tell Services, Inc. that would have been taken into account under the Auto Tell Plan.
     As used in this Plan, masculine pronouns shall include the feminine or vice versa and any reference to an Article or Section shall mean the Article or Section so delineated in this Plan.
     For purposes of the Puerto Rican income tax laws, all
references to Affiliate shall be disregarded.
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                            ARTICLE 2
                  ELIGIBILITY AND PARTICIPATION

2.1  Eligibility
     2.1.1 Each Employee shall be eligible to become a Participant on the January 1 or July 1 coincident with or next following the date on which he both attains age
twenty-one (21) and completes one (1) year of Eligibility Service; provided that he is still an Employee on such date.
     2.1.2 Leased Employees shall not participate in the Plan unless necessary for qualification purposes.
2.2  Participation
     2.2.1 Each Employee who is eligible to become a Participant under Section 2.1 may become a Participant by executing a Salary Deferral Election and by filing such Election with the Committee, in accordance with Section 3.1.4. If an eligible Employee does not elect to become a Participant at the time he is first eligible to do so, he may thereafter become a Participant on any subsequent January 1 or July 1 by making such an election, at such time and in such manner as the Committee shall prescribe, provided he is still an Employee at such time. A former Participant who terminates Employment will again become a Participant on January 1 or July 1 next following his reemployment by the Employer.
     2.2.2 Participation in the Plan by an eligible Employee shall be entirely voluntary.
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2.3  Provision of Information
     An Employee who becomes a Participant shall execute such forms as are required by the Committee and shall make available to the Committee and the Trustee any information they may reasonably request. By virtue of participation in this Plan, an Employee agrees, on his own behalf and on behalf of all persons who may have or claim any right by reason of the Employee's participation in the Plan, to be bound by all provisions of the Plan and by any agreement entered into pursuant thereto.
2.4  Termination of Participation
     A Participant shall cease to be a Participant on account of
(a) death, (b) the payment to the Participant of his Account Balance due to him under the Plan, or (c) Non-Vested Termination.
2.5  Participation by Rollover
     An Employee who makes a Rollover Contribution shall become a Participant as of the date of such contribution even if he or she has not previously become a Participant. Such an Employee shall be a Participant only for the purposes of such Rollover Contribution and shall not be eligible to make other contributions or to share in contributions made by the Company until he or she has met the eligibility requirements of Section 2.1.
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                            ARTICLE 3
              CONTRIBUTIONS AND ACCOUNT ALLOCATIONS

3.1  Employer Contributions
     3.1.1 Each Employer (or the Company on behalf of any
Employer) shall contribute to the Trust for each Plan Year with respect to each Participant who is an Employee on the last day of such Plan Year an amount equal to twenty percent (20%) of the Participant's Compensation that is contributed to the Plan for such Plan Year by means of Salary Deferrals pursuant to section 3.1.2(b) provided that in no event shall the aggregate Matching Employer Contributions for any Participant during any Plan Year exceed $2,000. All Salary Deferrals and Matching Employer Contributions required hereunder shall be made only out of current or accumulated earnings and profits.
     3.1.2 Effective as of January 1, 1993, for each Plan Year
the Employer (or the Company on behalf of any Employer) shall contribute to the Trust an amount equal to:
           a.  Forty percent (40%) of the first five percent (5%)
     of Compensation contributed during the Plan Year pursuant to each Salary Deferral Election; provided, however, that the Employer Contribution shall be equal to fifty percent (50%)
     of the first five percent (5%) of Compensation contributed during the Plan Year pursuant to each Salary Deferral
     Election with respect to each Participant who (i) is an
     Employee on the last day of the Plan Year and (ii) has been a Participant pursuant to Section 2.2 for at least sixty
     (60) months beginning after January 1, 1990, and, provided further, that such Employer Contribution shall not exceed
     $2,500 and provided further, that
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         20
     such Employer Contribution
     shall first be applicable to the percentage of Compensation contributed pursuant to a Salary Deferral Election in the
     61st month of participation under the Plan beginning after January 1, 1990; and
           b. The salary deferral percentage elected by the Participant pursuant to his Salary Deferral Election multiplied by each such Participant's Compensation.
     Effective for the Plan Year beginning January 1, 1994, the
     $2,500 limitation in subsection a. is deleted effective
     April 1, 1994;
           i) the salary deferral percentage elected by the Participant in accordance with subsection b. is limited to six percent (6%) of a Participant's Compensation, with a one percent
(1%) increase to seven percent (7%), provided that the one
percent (1%) increase is invested in Company Stock purchased at a discount of fifteen percent (15%) from market value on the day of purchase; and
           ii) the Matching Employer Contribution to the one percent (1%) increase in clause ii) above, shall be in Company
Stock purchased at a discount of fifteen percent (15%) from
market value on the day of purchase.
     For purposes of subsection a., service with Auto Tell
Services, Inc. prior to January 1, 1994, shall not be taken into account.
     3.1.3 The Salary Deferral Election shall be made on a form provided by the Committee but no election shall be effective prior to approval by the Committee.  A Participant may elect to change the amount of the Salary Deferral Election effective as of the first pay date in January or July of any year (or such
additional or alternative times as the Committee may determine), by filing a new election with the Committee on such form and at
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         21
such time in advance as the Committee may prescribe.
Notwithstanding the foregoing, with respect to Puerto Rican
employees, the maximum amount that may be contributed pursuant to a Participants 401(k) Election shall not exceed the lesser of 6%
of Compensation or $7,000.
     3.1.4 A Participant may suspend his Salary Deferral
Election by filing written notice with the Committee prior to the date of suspension on such form and at such time in advance as the Committee shall prescribe. A Participant may so suspend his Salary Deferral Election only once in any Plan Year.
Participation shall resume as of the first pay date in January or
July of any year (or such additional or alternative times as the Committee may determine).
     3.1.5 Contributions by the Employer pursuant to Salary
Deferrals shall be made by payroll deduction. Matching Employer Contributions shall be made in either cash or Company stock.
     3.1.6 All contributions by the Employer with respect to the
Plan Year shall be paid to the Trustee no later than the last day prescribed by law for the filing of the Employer's Federal income tax return (including extensions thereof) for the taxable year of the Employer which includes the last day of such Plan Year.
3.2  Stock Sharing Contributions
     Effective for taxable years beginning after December 31,
1986, in accordance with the redesignation of Section 44G of the
Code as Section 41 and the repeal of Section 41, the Employer shall not make any additional Stock Sharing Contributions. Stock Sharing Contributions made prior to the above effective date shall be nonforfeitable at all times.
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3.3  Rollover Contributions
     Any Employee who is a Participant, or who would be a
Participant but for the failure to satisfy the requirements of
Article 2, may make a Rollover Contribution to the Plan.  A
Rollover Contribution shall be in cash or such other property as is acceptable to the Committee.  In the event that an Employee makes a contribution pursuant to this Section that was intended to be a Rollover Contribution which the Committee later discovers not be a Rollover Contribution, the Committee shall direct the
Trustee to distribute to such Participant as soon as practicable after such discovery the Account balance of his or her Rollover Contribution Account determined as of the Valuation Date immediately preceding such discovery.
3.4  Establishing of Accounts
     3.4.1 Each Participant for whom the Employer makes
contributions on account of a Salary Deferral Election shall have a Salary Deferral Account to which all amounts allocable to the Participant pursuant to a Salary Deferral Election and the earnings thereon shall be credited.
     3.4.2 Each Participant for whom the Employer makes Matching Employer Contributions in accordance with Sections 3.1.1 and
3.1.2(a) and 3.5 shall have a Matching Employer Contribution
Account to which all amounts allocable to the Participant
pursuant to Sections 3.1.1 and 3.1.2(a) and the earnings thereon shall be credited.
     3.4.3 Each Participant who received an allocation of the
Stock Sharing Contribution pursuant to Section 3.2 shall have a
Stock Sharing Account to which all prior
         23
Stock Sharing Contributions made by the Employer and all earnings thereon shall be credited.
     3.4.4 Each Participant who makes a Rollover Contribution to the Plan pursuant to Section 3.3 shall have a Rollover
Contribution Account to which the Committee shall credit, or cause to be credited, Rollover Contributions made by the
Participant.
     3.4.5 Each Salary Deferral Account, Matching Employer Contribution Account and Stock Sharing Account shall separately reflect the Participant's interest in each Investment Fund. Each Participant shall receive, at least semiannually, a statement of his Accounts showing the balance in each Investment Fund.
3.5  Allocations of Salary Deferrals
     All contributions to a Salary Deferral Account made pursuant to a Salary Deferral Election shall be made before the last day of the twelve-month period immediately following the Plan Year to which such contributions relate.
3.6  Allocation of Matching Employer Contributions
     Subject to the provisions of Section 3.9, the Matching
Employer Contributions of each Employer shall be allocated, as of the last day of the Plan Year to which they relate, among the
Matching Employer Contribution Accounts of the Participants of
such Employer on the same basis that such Matching Employer Contribution is made in accordance with Section 3.1 hereof, provided that the Participant is a Participant on the last day of the Plan Year to which the Matching Employer Contribution
relates.
         24
3.7  Allocation of Dividends
     To the extent possible, the Trustee shall use cash dividends on Company Stock in the Stock sharing Account and any other
available cash not required for distribution to a Participant in accordance with the Plan, to purchase additional Company Stock, provided, however, that such additional Company Stock shall be purchased on behalf of a Participant's Stock Sharing Account only at such time or times as there shall be sufficient cash in such
Stock Sharing Account to purchase one whole share of Company
Stock.  The Trustee shall allocate such additional Company Stock by adjusting each Stock Sharing Account for dividend payments by the Company on Company Stock, in proportion to the balance of such Stock Sharing Account as of the record date for such
dividend to the total of all Stock Sharing Account balances as of such record date.
3.8  Stock Dividends or Splits
     3.8.1 Any Company Stock received by the Trustee as a stock dividend or stock split shall be allocated to each Stock Sharing Account by applying the applicable stock dividend or stock split factor to the Company Stock in each such Account on the applicable record date for such stock dividend or stock split.
     3.8.2 The Trustee shall be entitled to direct the voting of all shares of Company Stock in each Participant's Matching
Employer Contribution Account on each Company Stock voting record date.
3.9  Voting Rights
     Each Employee shall be entitled to direct the Trustee as to the voting of all shares of Company Stock in such Participant's
Stock Sharing Account on each Company Stock voting
         25
record date, and the Trustee shall be required to solicit a proxy from each Employee with such voting rights and to vote such Company Stock according to proxy from the Participant but not otherwise.
3.10 Section 415 Limitations
     3.10.1 Notwithstanding any provision of the Plan to the contrary, the "annual addition" (as defined in Section 415(c)(2)
of the Code) allocated to the Accounts of a Participant for any Limitation Year shall not exceed the limits described under
Section 415(c)(1) of the Code.
     3.10.2    With regard to the combined plan fraction
described under Section 415(e) of the Code, if a Participant is
(or has been) a participant in any defined benefit plan
maintained by the Company or an Affiliate, the sum of such
fraction shall not exceed one.  If the sum exceeds one, the
numerator of the Participant's defined benefit plan fraction shall be adjusted or other action shall be taken as is necessary or appropriate until the sum equals one.
3.11 Reduction of Annual Addition
     If the "annual addition" allocated to a Participant's
Accounts for any Limitation Year exceeds the limitation described in Section 3.10, then (i) an amount equal to such portion of any voluntary contributions made by the Participant in such Plan Year as is necessary to eliminate the excess over the limitation
described in Section 415(c)(1) of the Code shall be returned to the Participant, (ii) to the extent that the excess annual
addition is attributable to a reasonable error in estimating salary deferral contribution, an amount equal to such portion of any Salary Deferrals (with earnings thereon) made by the
Participant in such Plan Year as is necessary to eliminate the excess over the limitation described in Section 415(c)(1) of the
         26
Code shall be returned to the Participant, and (iii) any
remaining excess over the limitation described in Section
415(c)(1) shall be allocated among the other Participants who are Employees on the last day of the Plan Year in the proportion that the Matching Employer contributions allocated to the Account of each such Participant for the Plan Year bears to the total
Matching Employer Contribution allocated to the Accounts of all such Participants for such Plan Year.  Any amounts not permitted to be so allocated to any other Participant by reason of the limitations set forth in Sections 3.1.2 and 3.10 shall be allocated as provided above among those of such Participants to whom such amounts may be allocated.
3.12 Limitation on Salary Deferral Elections
     Notwithstanding the foregoing provisions of this Article
III, for each Plan Year the Committee shall limit the amount of contributions made by Participants pursuant to Salary Deferral Elections with respect to each Participant who is a Highly
Compensated Employee to the extent necessary to insure that
either of the following tests is satisfied:
           a. the "Actual Deferral Percentage" for the group of eligible Highly Compensated Employees is not more than the
     Actual Deferral Percentage ("ADP") of all other Employees multiplied by 1.25; or
           b.  the excess of the Actual Deferral Percentage for
     the group of eligible Highly Compensated Employees over that of all other Employees is not more than two percentage
     points, and the Actual Deferral Percentage for the group of eligible Highly Compensated Employees is not more than the
     Actual Deferral Percentage of all other Employees multiplied by 2.
         27
     "Actual Deferral Percentage" for a group of Employees for a
Plan Year shall be the average of the ratios (calculated
separately for each Employee) of (i) the amount credited to each Employee's Salary Deferral Account for the Plan Year to (ii) the Employee's Compensation for the Plan Year.
     The limitation described in this Section shall be tested
twice: once with respect to all Eligible Employees, including Employees residing in Puerto Rico using the general definition of Highly Compensated Employee as set forth in Section 1.27 hereof;
and once with respect only to Employees in Puerto Rico, using the definition of Highly Compensated Employee under the income tax laws of Puerto Rico.
     The determination and treatment of the Actual Deferred
Percentage for any Participant must satisfy such other
requirements as the Secretary of the Treasury may prescribe. The provisions of Section 601(h) of the Code and any regulations issued thereunder are incorporated by reference.  The Committee shall maintain sufficient data and record information to exhibit compliance with the ADP Test for at least the last three completed Plan Years.
3.13 Correction of Excess Salary Deferrals
     3.13.1    With respect to a Participant's taxable year, if
the amount of contributions made pursuant to the Salary Deferral Election exceeds $7,000 (as adjusted by the Secretary of the Treasury), the Participant may notify the Committee by the March
1 following the end of such taxable year of the amount of such
Excess Salary Deferral.  Not later than the April 15 following the end of such taxable year, the Trustee shall distribute such
Excess Salary Deferral (and the income attributable thereto) to the Participant.
         28
     3.13.2 The Excess Salary Deferrals to be distributed are adjusted for any income or loss up to the date of distribution.
The income or loss allocable to Excess Salary Deferrals is the income or loss allocable to the Participant's Salary Deferral
Account for the taxable year multiplied by a fraction, the
numerator of which is such Participant's Excess Salary Deferrals for the year and the denominator is the Participant's Account balance attributable to Salary Deferrals without regard to any income or loss occurring during such taxable year.
     3.13.3    Excess Salary Deferrals are treated as annual
additions under the Plan.
3.14 Correction of Excess Contributions
     3.14.1    Notwithstanding any other provision of the Plan,
Excess Contributions and income allocable thereto shall be
distributed no later than the last day of each Plan Year, to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year.
     3.14.2 The Committee will undertake to distribute Excess Contributions to Plan Participants within 2.5 months after the close of the Plan Year in which the Excess Contributions
occurred.  In the event that Excess Contributions are not
distributed to affected Participants within 21-2 months after the close of such Plan Year, the Employer shall be subject to a ten
(10) percent excise tax under Section 4979 of the Code.
     3.14.3    A Participant may treat his Excess Contributions
as an amount distributed to the Participant and then contributed by the Participant to the Plan.  Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Salary Deferrals. Recharacterization must occur no later than 2.5 months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than
         29
the date the last Highly Compensated Employee is
informed in writing of the amount recharacterized and the
consequences thereof.  Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.
     3.14.4    The Excess Contributions to be distributed are
adjusted for income and losses up to the date of distribution.
The income or loss allocable to Excess Contributions equals the income or loss allocable to the Salary Deferrals for the Plan
Year multiplied by a fraction, the numerator of which is the Participant's Excess Contributions for the Plan Year and the denominator is the Participant's Account balance attributable to Salary Deferrals on the last day of the Plan Year without regard to any income or loss occurring during the Plan Year.
     3.14.5    Excess Contributions are treated as annual
additions under Section 415 of the Code.
3.15 Limitation on Matching Employer Contributions
     3.15.1    Notwithstanding the foregoing provisions of this
Article III, for each Plan Year the Committee shall limit the amount of contributions made by the Company pursuant to Section
3.1.1 and 3.1.2(a) with respect to each Participant who is a
Highly Compensated Employee to the extent necessary to insure that either of the following tests is satisfied:
           a.  the "Average Contribution Percentage" for the
     group of eligible Highly Compensated Employees is not more than the Actual Contribution Percentage ("ACP") of all other Employees for the Plan Year multiplied by 1.25; or
         30
           b.  the excess of the Average Contribution Percentage
     for the group of eligible Highly Compensated Employees over that of all other Employees is not more than two percentage points, and the Average Contribution Percentage for the group of eligible Highly Compensated Employees is not more than the Average Contribution Percentage of all other
     Employees multiplied by 2.
     "Average Contribution Percentage" for a group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee) of (i) the sum of the Matching Em-ployer Contributions made under the Plan on behalf of the
Participant for the Plan Year to (ii) the Participant's
Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).
     Such Average Contribution Percentage shall include
forfeitures of Excess Aggregate Contributions or Matching
Employer Contributions allocated to the Participant's account which shall be taken into account in the year in which such
forfeiture is allocated.
     3.15.2 Multiple Use: If the sum of the ADP and ACP of the Highly Compensated Employees who participate in the Plan exceeds the "Aggregate Limit", then the ACP of such Highly Compensated Employees will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Average Contribution Percentage is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP or ACP test.  Multiple use does not occur if either the ADP or ACP of the Highly Compensated
         31
Employees does not exceed 1.25 multiplied by the ADP and ACP of the non-Highly Compensated Employees.
     "Aggregate Limit" shall mean the sum of (i) 125% of the
greater of the ADP of the non-Highly Compensated Employees for
the Plan Year or the ACP of non-Highly Compensated Employees for
the Plan Year and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in (i) above and "greater" is substituted for "lesser" after "two plus the" in (ii) if it would result in a larger Aggregate Limit.
     3.15.3 The determination and treatment of the Average Contribution Percentage of any Participant must satisfy such other requirements as the Secretary of the Treasury may
prescribe.
     3.15.4    The provisions of Section 401(m) of the Code and
any regulations issued thereunder are incorporated by reference.
     The limitations described in this Section shall be applied twice; once with respect to all Eligible Employees, including employees residing in Puerto Rico, using the general definition of Highly Compensated Employee as set forth in Section 1.27
hereof; and once with respect only to Employees resident in
Puerto Rico, using the definition of Highly Compensated Employees under the income tax laws of Puerto Rico.
     3.15.5    The Committee shall maintain sufficient data and
record information to exhibit compliance with the ACP test for at least the last three completed Plan Years.
3.16 Correction of Excess Aggregate Contributions
         32
     3.16.1 Excess Aggregate Contributions and income allocable to those contributions are forfeited, if otherwise forfeitable under this Plan, or if not forfeitable, distributed no later than the last day of each Plan Year, to Participants whose Matching Employer Contributions were allocated for the preceding Plan Year. The Committee anticipates that the Excess Aggregate Contributions will be distributed to affected
Participants within 2.5 months after the close of the Plan Year in which the Excess Aggregate Contributions occurred.
     3.16.2 If the Excess Aggregate Contributions are not distributed to affected Participants within 2.5 months after the close of the Plan Year, the Company will be subject to a 10% excise tax under Section 4979 of the Code.
     3.16.3 The Excess Aggregate Contributions to be distributed are adjusted for income and losses up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions equals the income or loss allocable to the Matching Employer Contributions for the Plan Year multiplied by a fraction, the numerator of which is the Participant's Excess
Aggregate Contributions for the Plan Year and the denominator is the Participant's Account balance attributable to Matching
Employer Contributions on the last day of the Plan Year without regard to any income or loss occurring during the Plan Year.
     3.16.4 Amounts forfeited by Highly Compensated Employees under this Section 3.16.4 shall be allocated pursuant to Section
5.5.
     3.16.5 Excess Aggregate Contributions are treated as annual additions under Section 415 of the Code.

         33
3.17 Special Rule for Family Members
     To determine the ADP and ACP of an eligible Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Salary Deferrals and Matching Employer Contributions and Compensation of the Participant includes the Salary Deferrals and Matching Employer Contributions and Compensation of Family Members. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the ADP and ACP percentages for Participants who are Highly Compensated Employees and non-Highly Compensated Employees. Family Members are disregarded in determining the ADP and ACP of eligible Participants who are non-Highly Compensated Employees.

         34
                            ARTICLE 4
                INVESTMENT AND VALUATION OF TRUST
                FUND AND MAINTENANCE OF ACCOUNTS

4.1  Investment Funds
     4.1.1 All assets attributable to Matching Employer Contributions shall be invested by the Trustee in Company Stock subject to the election provided in Section 4.2.3. The value of the Company Stock shall be determined by the average market price for the Company Stock for the last business day of the calendar year.
     4.1.2 The Trust Fund assets, other than assets attributable to Matching Employer Contributions and Stock Sharing Contributions, shall be invested by the Trustee in Investment Funds selected by the Trustee of the types described below in accordance with and subject to the terms and conditions of the Trust Agreement (as well as any other contract or agreement entered into by the Company or the Trustee with respect to the investment of the Trust Fund assets) and the remaining provisions of this Article. Only assets attributable to the Stock Sharing Account shall be invested under Subsection E, Deposits in Federal Credit Union, for employees of the Company.
           a. Fixed Income Fund -- a fund invested primarily in "fixed income" investments, including but not limited to investments in obligations issued by the United States of America or an instrumentality thereof or by corporations, including public or direct placement bonds or mortgages.
           b. Equity Fund -- a fund invested primarily in common or capital stocks, or bonds, debentures or preferred stocks convertible into common or capital stock,

         35
     options on any of
     the foregoing, or in other similar equity investments, whether domestic or foreign, provided, however, that no such equity investment may be made in any stock or other instrument issued by the Company.
           c. Bond Fund -- a fund invested primarily in bonds or in other similar investments, whether domestic or foreign. Effective __________, 1999, the Bond Fund was discontinued.
           d. Balanced Fund -- a fund invested in equity securities, both fixed income investments and other investments such as real estate.
           e. Life Insurance -- a fund invested in individual contracts of life insurance on the life of a Participant who elects to so invest a portion of his Account.
           f. Loans -- any loan made by a Participant pursuant to Section 6.11 hereof shall be treated as an investment of such Participant's Account and shall bear a reasonable rate of interest as determined by the Committee from time to time.
           g. Deposits in Federal Credit Union -- a fund invested in assets from a Participant's Stock Sharing Account that bear a reasonable rate of interest in the ADP Federal Credit Union.
     Anything contained in this Section to the contrary notwithstanding, all or any part of the Trust Fund, other than any assets attributable to Matching Employer Contributions and Stock Sharing Contributions, may be invested in mutual funds or other securities issued by an investment company or an investment company principal underwriter, or may be held and invested under one or more pooled or commingled funds maintained by a bank, insurance company or trust company, together with commingled assets of other plans of deferred
         36
compensation qualified under
Section 401(a) of the Code. A portion of the Trust Fund, as determined by the Trustee, may be held in the form of uninvested cash for temporary periods, pending reinvestment or disbursement. In addition, the terms of any collective trust agreement that Plan assets may be invested in are hereby incorporated by reference to the same extent as if set forth fully herein at length.
4.2  Investment Elections
     4.2.1 Each Participant shall specify in writing on a form and at the time or times prescribed by the Committee the amount of his Salary Deferrals to be invested in Life Insurance, provided, however, that in no event may the amount invested in Life Insurance by any Participant exceed (i) the maximum necessary to provide incidental death benefits (within the meaning of the Internal Revenue Service Regulations promulgated under Section 401(a) of the Code) or (ii) twenty-five percent (25%) of the Participant's Salary Deferrals for the Plan Year (ten percent (10%) effective ______________), such percentage to be calculated assuming the Participant remains a Participant for the entire Plan Year and that his Compensation and Salary Deferral election, as in effect on the date the Participant makes the election provided for in this sentence, remains in effect for the entire Plan Year.
     4.2.2 Each Participant shall further direct in writing on a form and at the time or times prescribed by the Committee the investment of the remainder of his Salary Deferrals in any one or more of the Investment Funds in whole multiples of twenty-five percent (25%) (ten percent (10%) effective _______________) of such remainder.
     4.2.3 All assets attributable to Matching Employer Contributions shall be invested as the Participant shall direct in writing in the Fixed Income Fund or Equity Fund; provided,

         37
however, that the Matching Employer Contribution has been invested by the Trustee in Company Stock for at least two (2) years prior to the Participant's election.
4.3  Change of Election
     Subject to the limitations set forth in Section 4.2, a Participant may change his investment direction with respect to the investment of future Salary Deferrals, effective as of January 1 or July 1 of any year (or such additional or alternative times as the Committee may provide), by filing a new election with the Committee on such form and at such time in advance as the Committee may prescribe.
4.4  Transfers Between Funds
     A Participant may direct the Trustee, in accordance with such procedures as shall be established by the Trustee, including the use of telephonic investment instructions as described under
Section 11.1, to transfer all or a portion of his interest in any Investment Fund to any other Investment Fund effective as of January 1 or July 1 (or such additional or alternative times as the Committee may provide) of any year; provided, however, that
(i) no Participant shall be able to cause any such transfer if, immediately following such transfer, more than twenty-five percent (25%) of the Participant's Account is invested in the Insurance Fund, and (ii) such transfers shall be subject to such further limitations and restrictions as may be imposed by the Committee.

         38
                           ARTICLE 5
                            VESTING

5.1  Vesting of Participant Accounts
     5.1.1 A Participant, at all times, shall have a fully (100%) vested and nonforfeitable interest in the balance of his Salary Deferral Account, Stock Sharing Account, Rollover Contribution Account and that portion of his Matching Employer Contribution Account that accrued as of December 31, 1989.
     5.1.2 Effective as of January 1, 1990, a Participant shall have a vested percentage in the balance of his Matching Employer Contribution Account determined in accordance with the following schedule:

      Completed Years                               Vested
     of Vesting Service                           Percentage

     0 but less than 2                                 0%
     2 but less than 3                                50%
     3 or more                                       100%
5.2  Rules for Crediting Vesting Service
     5.2.1 If a Participant who has a vested percentage under
Section 5.1 of zero percent (O%) incurs a Break in Service, and if at his Re-employment Date the period of his Break in Service was equal to or greater than five (5) years, then his prior Vesting Service shall be cancelled for all Plan purposes.
     5.2.2 Except as provided in Section 5.2.1, the Vesting Service of a reemployed Participant shall include his service prior to and after such Break in Service as of his

         39
Re-employment Date upon his completion of one (1) year of Vesting Service after such Reemployment Date.
5.3  No Duplication
     In no event shall any period be counted twice in computing the Vesting Service to be credited to a Participant under any Plan provision.
5.4  Years of Service Computations
     A Participant's years and months of vesting service shall be computed by (i) aggregating all periods to be credited, after excluding any period to be disregarded, and (ii) rounding any fractional period of less than thirty (30) days remaining after aggregating up to the next whole month.
5.5  Matching Employer Contribution Account Forfeitures
     The unvested portion of the Matching Employer Contribution Account of a Participant who has terminated Employment shall be forfeited as of the earlier of the date of distribution under
Article 6 or the occurrence of five consecutive 1-year Breaks in Service. Such forfeiture of Matching Employer Contributions shall be used to reduce Employer Contributions as described in
Section 3.1.1 and 3.1.2(a).

         40

                            ARTICLE 6
                  DISTRIBUTIONS AND WITHDRAWALS

6.1  Distribution of Salary Deferral Account, Rollover
Contribution Account,
     Stock Salary Account and Matching Employer Contribution
Account
     6.1.1 Upon a Participant's termination from Employment with all Employers and Affiliates, the balance of the Participant's Salary Deferral Account, Stock Sharing Account, Rollover Contribution Account, and the vested balance of the Matching Employer Contribution Account under the Plan, determined as of the Valuation Date next following the later of (i) such termination of Employment or Disability, or (ii) receipt of a request for distribution by the Committee, shall be distributed to him (or, in the event of his death, his Beneficiary) in a lump-sum payment as soon as practicable following such Valuation Date; provided, however, that if the total of a Participant's vested Accounts is more than $3,500, the Participant may elect to defer the distribution of his vested Accounts, but not later than his attainment of age 65. A Participant who elects to defer distribution of his Account Balance may elect to commence receipt thereof in writing to the Committee at any time during the period beginning with the decision to defer commencement of distribution and terminating at his attainment of age 65.
     6.1.2 For distributions made on or after January 1, 1993, notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's (or a Payee's) election under this Section, a Participant (or a Payee) may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover

         41
Distribution paid directly to an Eligible Retirement Plan specified by a Participant (or a Payee) in a Direct Rollover.
     6.1.3 All distributions from the Salary Deferral Account
shall be made in cash. Distributions from the Matching Employer Contribution Account shall be made in cash or company stock at the Participant's election; provided, however, that such election is limited to only one medium of payment. Distributions from the Rollover Contribution Account shall be in cash. Distributions from the Stock Sharing Account shall be made in cash or in whole shares of Company stock and cash held in such Stock Sharing
Account at the Participant's election.  In cases in which a
distribution is made from a Participant's Matching Employer
Contribution Account and Stock Sharing Account, the Participant
shall be entitled to elect only one medium of payment.
     6.1.4 Distributions from a Rollover Contribution Account
may be made at any time.
6.2  Cash-outs and Repayment
     If a Participant receives payment of his Account balance on account of termination of Employment other than termination of
Employment due to death or Disability, the Participant may upon resumption of Employment repay the full amount previously distributed before the earlier of (i) five (5) years after the date the Participant is reemployed or (ii) the date the
Participant incurs five consecutive 1-year Breaks in Service following the date of distribution.  In the event of such
repayment, as of the Valuation Date coincident with or next
following such repayment, the Participant's Account shall be restored to its value on the date of distribution.
         42
     A Participant is deemed to have received a distribution of zero dollars if as of his Severance Date, said Participant is zero percent vested in his Matching Employer Contribution
Account.
6.3  Forfeitures
     If a Participant terminates Employment and is not vested or is partially vested in his Matching Employer Contribution
Account, the non-vested portion of the Matching Employer
Contribution Account shall be forfeited.  If the Participant resumes Employment without having incurred five consecutive
1-year Breaks in Service, the value of the Participant's Matching Employer Contribution Account shall be restored.
6.4  Accelerated Distribution of Stock Sharing Accounts
     In the event that the Company ceases to make Stock Sharing Contributions for any period of years, and does not resume making
Stock Sharing Contributions prior to the end of the 84th month after the latest Stock Sharing Contribution shall have been
allocated among the Stock Sharing Accounts of Participants, the
Trustee shall thereafter, if directed by the Company, distribute the balances of the Stock Sharing Accounts to Participants or to their Beneficiaries or estates as soon as practicable in
accordance with the directions of the Committee; provided,
however, if the total of a Participant's balance in his Stock
Sharing Account is more than $3,500, the Participant may elect to defer the distribution of his Account until age 65.
6.5  Commencement of Payment of Accounts Election
     Notwithstanding anything contained in this Article 6 to the contrary, in no event shall a Participant who on the Valuation
Date coincident with or immediately preceding his
         43
termination of Employment has an Account balance the vested portion of which is more than $3,500 receive such amount without his written consent (subject to the rules described in Section 6.1). If such written consent is not obtained, the Participant's Vested Account
balance, determined as of the Valuation Date next following the later of the Participant's termination of Employment or
Disability, or (ii) receipt of a request for a distribution by the Committee shall be paid as soon as practicable following such Valuation Date, but no later than the time he reaches age 65. A Participant shall be notified of his right to defer commencement of benefits, which notice shall be provided not less than 30 nor more than 90 days before the date payment of the Participant's
Account balance may commence.  The written consent of the
Participant must not be made before the Participant receives the notice and must not be made more than 90 days before the date payment of the Participant's Account balance may commence.
     If a distribution is one to which Sections 401(a)(11) and
417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-
11(c) of the Income Tax Regulations is given, provided that:
           a.  the Committee clearly informs the Participant that
     the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of
     whether or not to elect a distribution (and, if applicable, a particular distribution option), and
           b.  the Participant, after receiving the notice,
     affirmatively elects a distribution.
         44
6.6  Limitation on Commencement of Payment of Accounts
     6.6.1 Unless a Participant otherwise elects, a Participant shall in no event begin to receive payment of his vested Accounts later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:
           a.  the attainment by the Participant of his normal
     retirement age;
           b.  the tenth anniversary of the year in which the
     Participant commenced participation in the Plan; or
           c.  the Participant's termination of Employment.
     6.6.2 Notwithstanding any other provision contained in
Article 6, distributions to a Participant must commence no later than the first day of April following the calendar year in which he attains age 70.5 (unless he attained age 70.5 before January 1,
1988 and was not a 5% owner).
     The amount that shall be distributed each year shall be that amount which satisfies the minimum distribution requirements of
Section 401(a)(9) of the Code and the regulations promulgated thereunder, determined using the life expectancy of the
Participant, which life expectancy shall not be recalculated annually.
6.7  Payment of Account Balances on Account of Death
     6.7.1 If the Participant dies before distribution of his
Accounts, the Participant's entire interest will be distributed no later than five (5) years after the Participant's death.
     6.7.2 The Accounts payable to the Beneficiary of a
Participant who dies while an Employee shall be the sum of the
Account balances of the Participant's Accounts as of the
Valuation Date following the later of the date of the
Participant's death or the receipt of a
         45
request for distribution. The Beneficiary shall be paid his Accounts as soon as practicable after such Valuation Date.
     6.7.3 Notwithstanding any provision of the Plan to the
contrary, payment of all Accounts must be made in accordance with
Section 401(a)(9) of the Code and the Treasury Regulations
promulgated thereunder, including Regulations Section
1.401(a)(9)-2. In addition, the amount of payments to be
distributed to any Participant shall satisfy the incidental death benefit provisions under Section 401(a)(9)(G) of the Code.
6.8  Designation of Beneficiary
     6.8.1 A Participant shall make a written designation of one or more Beneficiaries to whom amounts due after the Participant's death shall be paid.  In the event a Participant fails to make such a designation or fails to make a proper designation, or in the event that no designated Beneficiary survives the
Participant, any amounts due after the Participant's death shall be paid to his Surviving Spouse, or if there is no Surviving
Spouse, to the descendants per stirpes or on their behalf as provided in Section 11.5, or if none, to the legal representative of his estate.  No Beneficiary shall have any right to benefits under the Plan unless he shall survive the Participant.
     6.8.2 A Participant may change his Beneficiary designation at any time by delivering a new designation in like manner. Any designation shall become effective only upon its receipt by the Committee. The last effective designation received by the
Committee shall supersede all prior designations.
     6.8.3 The designation of a Beneficiary other than the
spouse of a married Participant must be consented to by the
Participant's spouse.  Such consent must (i) be in
         46
writing, (ii) not be changed without spousal consent (unless the spouse's consent permits designations by the Participant without further spousal consent), (iii) acknowledge the effect of such election, and (iv) be witnessed by a notary public. Any consent by a spouse shall be effective only with respect to such spouse. A consent which permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific
Beneficiary and that the spouse voluntarily elects to relinquish such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before benefits begin. The number of revocations shall not be limited.
The subsequent marriage of a Participant shall remake any prior designation made in accordance with the foregoing.
6.9  Written Application Required for Payment of Benefits
     A Participant entitled to receive any payment or other benefit hereunder must file with the Committee a written application therefor on the form and within the time prescribed by the Committee. Benefits for which no application has been made within the applicable period of limitation of actions following the date of entitlement to such benefits shall be payable pursuant to Section 11.7, provided that the Committee shall have sent by registered mail reasonable notice of such payment to the last known address of the Employee or his Beneficiary. Upon the death of an Employee, such application must be filed by the Beneficiary, executor or administrator of the deceased Employee, together with proof of death.

         47
6.10 Hardship Withdrawals
     6.10.1 Subject to the provisions of Section 6.10.3, a Participant may withdraw, following the filing of an election with the Committee, all or a portion of the balance of his Salary Deferral Account for the purpose of enabling such Participant to satisfy an immediate and heavy financial need on account of:
           a. medical expenses (within the meaning of Section 213(d) of the Code) incurred by the Participant, the Participant's spouse, or any dependent of the Participant or amounts necessary to obtain medical services for the Participant, the Participant's spouse, or any dependent of the Participant;
           b. the purchase (excluding mortgage payments) of a principal residence for the Participant;
           c. the payment of tuition for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents;
           d.  the need to prevent the eviction of the
     Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence; or

           e. any other event which the Commissioner of Internal Revenue, in accordance with applicable regulations, or through publications of revenue rulings, notices and other documents of general applicability, determines to be a deemed immediate and heavy financial need.
     Any amount distributed under this Section 6.10 may be grossup for anticipated federal and state income taxes and penalties.

         48
     6.10.2 In order to make a hardship withdrawal, the distribution must be necessary to satisfy an immediate and heavy financial need of the Participant. Such need shall be deemed to exist if the following requirements are satisfied:
           a. the amount of the distribution does not exceed the amount of the Participant's immediate and heavy financial need;
           b. the Participant has received all distributions (other than hardship distributions) and nontaxable loans available under all qualified plans maintained by the Company;
           c. all qualified plans maintained by the Employer provide that the Participant may not make elective and voluntary contributions for at least 12 months after receipt of the hardship distribution; and
           d. all qualified plans maintained by the Employer provide that the Participant may not make elective contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in an amount greater than the limitation under Section 402(g) of the Code ($7,000 as adjusted) less the amount of the Participant's elective contributions for the taxable year of the hardship distribution.
     6.10.3 Withdrawals pursuant to Section 6.10.1 shall be subject to the following rules and restrictions:
           a. Withdrawals shall be made by filing a written request with the Committee on such form and at such time as the Committee may prescribe. Except as otherwise permitted by the Committee, a withdrawal shall become effective as of

         49
     the first Valuation Date which occurs after the date such written request is received by the Committee, and payment of the amount withdrawn shall be made as soon as practicable thereafter.
           b.  All withdrawals shall be paid in a lump-sum cash
     payment.
           c. All withdrawals shall be deemed to be made pro rata from the Investment Funds in which the affected Accounts of the Participant are then invested, unless the Participant otherwise requests.
     6.10.4 No income attributable to contributions made pursuant to a Salary Deferral election may be withdrawn. A Participant can resume participation as of the first day of January or July immediately following the expiration of the 12-month suspension period.
     6.10.5 No withdrawals under Section 6.10 shall be made from a Participant's Rollover Contribution Account.
6.11 Loans
     6.11.1 At such time as permitted by the Committee, a Participant may submit an application to borrow from his Accounts (on such terms and conditions as the Committee shall prescribe):
           a. an amount (subject to the limitation of Section 6.11.2(d)) not in excess of the lesser of $50,000, reduced by the excess (if any) of (i) the highest outstanding loan balance from the Plan during the one (1) year period preceding the loan over (ii) the outstanding balance on the date of the loan; or 50% of the Account balance of his Accounts on the Valuation Date coincident with or next following the filing of his loan application with the Committee,
         50
           b. a minimum amount which shall not be less than $1,000, and
           c. only if an outstanding loan amount does not exist in the Participant's Accounts.
     6.11.2 If approved, each such loan shall comply with the following conditions:
           a. it shall be evidenced by a negotiable promissory note;
           b. the loan shall be subject to the rules which are contained in the Summary Plan Description;
           c. the loan, by its terms, must be entirely repaid within five (5) years;
           d. the loan shall be secured by the Participant's balance in his Accounts; provided, however, not more than 50% of the present value of the Participant's vested Account balances may be pledged as security for such loan; and
           e. if applicable, the Participant's spouse must consent to the loan. The consent must be in writing and must be notarized.
     6.11.3 Principal and interest payments of a Participant's loan shall be credited to such Participant's Accounts. Any loss caused by nonpayment or other default on a Participant's loan obligations shall be borne solely by such Participant. Anything contained herein to the contrary notwithstanding, in the event of a default, foreclosure on the promissory note and attainment of security will not occur until a distributable event occurs in the Plan.
6.12 Participants in the Hollander Plan.
     All Participants who were previously participants in the Hollander Plan may elect to receive that portion of their Account representing their Account balance as of May 31, 1993

         51
in any form provided for under the Hollander Plan as then in effect. That portion of their Account representing their Account from June 1, 1993 forward shall be received only in a form provided for under the Plan without regard to this Section 6.12.
6.13 Participants in the NADS Plan.
     All Participants in the Plan who were previously participants in the NADS Plan may elect to receive that portion of their Account representing their Account balance as of May 31, 1993 in any form provided for under the NADS Plan as then in effect. Any participant described in the preceding sentence may elect to receive a lump sum distribution by an election in writing before his annuity starting date, after having been provided with a written explanation containing the information set forth in Section 6.8.3 not more than 90 nor less than 30 days before the annuity starting date. If the Participant is married, his or her spouse must consent in writing to the waiver of the qualified joint and survivor annuity before a notary public as provided in Section 6.8.3. That portion of their Account representing their Account from June 1, 1993 forward shall be received only in a form provided for under the Plan without regard to this Section 6.13.

         52
                            ARTICLE 7
                       PLAN ADMINISTRATION

7.1  Powers and Responsibilities of the Board
     The Board shall be empowered to appoint and remove the Trustee and the members of the Committee from time to time as it deems necessary for the proper administration of the Plan and to assure that the Plan is being operated for the exclusive benefit of the Participants and their beneficiaries in accordance with the terms of the Plan, the Code and ERISA.
7.2  The Committee
     An administrative Committee shall be appointed by the Board and shall consist of three (3) or more individuals. Members of the Committee may, but need not be, Employees. Any individual appointed as a member of the Committee shall signify his acceptance of the appointment in a signed writing delivered to the Board and may resign by delivering a signed writing to the Board with copies to the remaining members of the Committee. Such acceptance or resignation shall be effective upon delivery to the Company or such later date specified therein. Vacancies existing in the Committee from time to time shall be filled by the Board, but the Committee may act notwithstanding the existence of vacancies as long as there shall continue to be at least one (1) member of the Committee. The members of the Committee shall serve without compensation for their services as such, but all expenses of the Committee shall be paid by the Company. The Committee shall act by a vote or written

         53
consent of a majority of its members then in office, unless it shall have less than three (3) members in which case a unanimous vote or written consent shall be required.
7.3  Committee Powers, Duties and Responsibilities
     The primary responsibility of the Committee shall be to administer the Plan for the exclusive benefit of the Participants and their beneficiaries, subject to the specific terms of the
Plan. The Committee shall be a "named fiduciary," within the meaning of section 402 of ERISA, with respect to the administration of the Plan.  The Committee shall have all powers and duties specified elsewhere in the Plan; it shall be charged with all other duties and responsibilities relating to the
general administration and operation of the Plan, except as otherwise expressly provided hereunder, and it shall have all other powers necessary to fulfill such duties and
responsibilities, including, but not limited to, the powers:
           a. To determine all questions relating to the eligibility of Employees to participate in or to remain a Participant under the Plan which determination shall be final and conclusive;
           b. To compute, certify and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled under the Plan;
           c.  To authorize and direct the Trustee with respect
     to all nondiscretionary or otherwise directed disbursements from the Trust Fund;
           d. To maintain all records necessary for the administration of the Plan;
           e.  To interpret the provisions of the Plan and to
make and publish the rules for regulation of the Plan as are consistent with the terms hereof;
         54
           f. To allocate or delegate any of its fiduciary responsibilities with respect to the Plan among its members or to such other persons as it shall determine, by means of its written designation of the fiduciary to whom the responsibility is to be allocated or delegated, containing a description of the responsibility and the attendant powers and duties, and its receipt from the fiduciary of a written acceptance of the allocation or delegation; and
           g. To delegate to any one or more of its members or to any Employee or Employees, severally or jointly, the authority to perform any ministerial or routine act in connection with the administration of the Plan.
7.4  Plan Administrator
     Pursuant to Section 7.3(f), the Committee may appoint one or more persons to serve as the "plan administrator" of the Plan, as such term is defined in Section 414(g) of the Code, and in the absence of any such appointment the Committee shall serve as the "plan administrator" of the Plan. The Plan Administrator shall have the powers and duties specified in sections 7.3(a), 7.3(b), 7.3(c) and 7.3(d) and such other powers and duties as may be conferred on it by the Committee or the provisions of the Plan, or as may be necessary to satisfy its obligations with respect to the Plan under ERISA or the Code.
7.5  Records and Reports
     The Committee or its delegate shall keep a record of all actions taken and shall keep all other books of account, records and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports

         55
to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.
7.6  Reliance on Professional Advice
     The Committee and its delegates shall be entitled to rely conclusively on the advice or opinion of any consultant, accountant or attorney, and such persons may also act in their respective professional capacities as advisers to the Company.
7.7  Indemnification
     The Company shall indemnify and hold harmless any of its Employees, officers or directors who shall be deemed a fiduciary of the Plan, the members of the Committee and any person or persons who shall serve as the Plan Administrator of the Plan pursuant to Section 7.4, from and against any and all losses, claims, damages or liabilities (including attorney's fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or in conjunction with such persons, duties and obligations with respect to the Plan, so long as such losses, claims, damages or liabilities are not determined to have resulted from the gross negligence or wilful misconduct of any such individual.

         56
                            ARTICLE 8
                           TRUST FUND

8.1  Trust Fund
     As part of the Plan, the Company has entered into a Trust Agreement under which the Trustee shall receive the contributions of the Company to the Trust Fund and shall hold, invest and distribute the Trust Fund in accordance with the terms and provisions of the Plan and such Trust Agreement.
8.2  Expenses
     All necessary expenses of the Trust shall be charged against and paid from the Trust Fund, unless paid by the Company.
8.3  Special Trustee Responsibility
     Anything contained in this Plan to the contrary notwithstanding, unless the Board shall have appointed an Investment Manager (as such term is defined in Section 3(38) of ERISA), which the Board shall be empowered to do, the Trustee shall have sole and exclusive responsibility for the administration of all Investment Fund transfers under Section 4.4 and neither the Company or any of its Employees, officers or directors, nor the Committee or any of its members, nor the Plan Administrator shall be deemed to have any fiduciary responsibility with respect to such administration.

         57
                            ARTICLE 9
                   AMENDMENT AND TERMINATION:
                     PARTICIPATING EMPLOYERS

9.1  Amendment and Termination of the Plan
     Except as expressly provided in Section 9.2, the Company reserves the right at any time or times by action of the Board to amend, modify or terminate the Plan in its entirety either with respect to itself or any Employer included hereunder and each such Employer reserves the right to terminate the Plan or to withdraw from the Plan at any time by action of its Board of Directors with respect to its own Employees and Participants as provided in Section 9.3. Upon any such withdrawal or termination the provisions of Section 9.3 shall apply to each Employer separately.
     The Committee shall have the power, at any time, to amend Plan provisions other than the definitions of Compensation, Eligibility Service, Employee, Employment, and Vesting Service in
Article I of the Plan; the eligibility requirements for participation in the Plan in Article II of the Plan; the provisions relating to the determination of Participant 401(k) salary deferrals and the determination of Matching Employer Contributions and the eligibility of Participants to receive an allocation to Matching Employer Contributions Accounts in
Article III of the Plan; the determination of a Participant's vested percentage, the rules for crediting Vesting Service and the provisions relating to the determination and allocation of forfeitures in Article V; or any other provisions that an amendment to which would have any material effect on Plan costs or the amount of a Participant's benefit under the Plan.

         58
9.2  Limitation on Amendments of the Plan
     No Plan amendment shall:
           a. authorize any part of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries;
           b. decrease the accrued benefits of any Participant or Beneficiary under the Plan;
           c.  reduce the vested percentage of any Participant;
           d. eliminate or reduce an early retirement benefit or retirement type subsidy or eliminate an optional form of benefit payment to any Participant or Beneficiary except where permitted by law;
           e.  change the vesting schedule, unless each
     Participant having not less than three Years of Vesting Service is permitted to elect, within a reasonable period specified by the Committee after the adoption of such amendment, to have his vested percentage computed without regard to such amendment.
     The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:
           a.  60 days after the amendment is adopted;
           b.  60 days after the amendment becomes effective; or
           c. 60 days after the Participant is issued written notice of the amendment by the Committee.
         59
9.3  Right of the Company to Terminate Plan or Discontinue
Contributions
     The Company has the bona fide intention and expectation that from year to year it will be able to and will deem it advisable to continue this Plan in effect and to make contributions as herein provided. However, the Company reserves the right to terminate the Plan at any time by an instrument in writing delivered to the Committee and the Trustee, or to completely discontinue its contributions thereto at any time.
9.4 Effect of Partial or Complete Termination or Complete Discontinuance of Contributions
     9.4.1 As of the date of a partial termination of the Plan:
           a. each affected Participant who is then an Employee shall become 100% vested in his Matching Employer Contribution Account; and
           b. no further contributions or allocations of forfeitures shall be made after such date with respect to each affected Participant.
           9.4.2 As of the date of the complete termination of the Plan or the complete discontinuance of contributions under the Plan:
           a. each Participant who is then an Employee shall become 100% vested in his Matching Employer Contribution Account;
           b. no further contributions or allocations of forfeitures shall be made after such date; and
           c.  no eligible Employee shall become a Participant
     after such date.
     9.4.3 All other provisions of the Plan shall remain in effect unless otherwise amended.
         60
9.5  Bankruptcy
     In the event that the Company shall at any time be judicially declared bankrupt or insolvent without any provisions being made for the continuation of this Plan, the Plan shall be completely terminated in accordance with Section 9.4.
9.6  Employer-Withdrawals
     Subject to the approval of the Board, the Board of Directors of any Employer, by appropriate resolution duly certified and transmitted to the Company, may elect to cease its participation in the Plan. Such election shall constitute a termination of the Plan with respect to such Participants who are Employees of such Employer unless, with the consent of the Board, provision is made for the transfer of the assets and liabilities attributable to the Participants of the withdrawing Employer to a separate plan and trust established for their benefit and such transfer meets the requirements of Section 11.10 and otherwise complies with applicable laws and regulations.
9.7  Adoption of the Plan by United States Affiliates
     9.7.1 With the approval of the Board, any United States Affiliate shall be authorized to adopt the Plan for the benefit of its eligible Employees.
     9.7.2 To adopt the Plan, the Board of Directors of the United States Affiliate must approve a resolution expressly adopting the Plan for the benefit of the eligible Employees of such United States Affiliate. In such resolution such United States Affiliate shall delegate to the Company and the Board authority to administer the Plan through the appointment of the members of the Committee, to enter into a Trust Agreement with one or more Trustees selected by the Company which authorizes the holding or management and investment of the

         61
Trust Fund, and to take any other steps necessary or advisable in connection with the administration and implementation of the Plan.
     9.7.3 Transmittal of Resolution. A certified copy of such resolution of the Board of Directors of the United States Affiliate shall be transmitted to the Board and shall be deemed to constitute the adoption of the Plan and Trust by such United States Affiliate as of the date specified in such resolution.

         62
                           ARTICLE 10
                         TOP-HEAVY RULES

10.1 Top-Heavy Plan
     For any Plan Year commencing on or after January 1, 1984, the Plan shall be a "Top-Heavy Plan", as such tern is defined under Section 416 of the Code, if the "Value of Accumulated Benefits" for "Key Employees" under all "Aggregated Plans" exceeds 60% of the "Value of Accumulated Benefits" for all "Group Participants" under all Aggregated Plans, determined as of the "Determination Date" immediately preceding such Plan Year. If the Plan is a Top-Heavy Plan for a Plan Year and, as of the Determination Date immediately preceding such Plan Year, the Value of Accumulated Benefits for Key Employees under all Aggregated Plans exceeds 90% of the Value of Accumulated Benefits for all Group Participants under all Aggregated Plans, then the Plan shall be a "Super Top-Heavy Plan" for such Plan Year. For such purposes, the terms Key Employees and Group Participants shall include all persons who are or were Key Employees or Group Participants as of such Determination Date or as of any of the four (4) immediately preceding Determination Dates.
     For purposes of this Article, the following definitions shall apply in addition to those set forth in Article I:
     "Affiliated Employer Group" shall mean the Company and each other Employer which must be aggregated with the Company for purposes of Section 414(b), 414(c) or 414(m) of the Code.

     "Aggregated Plans" shall mean (i) all plans of the Company or an Affiliated Employer Group which are required to be aggregated with the Plan, and (ii) all plans of the Company or an Affiliated Employer Group which are permitted to be aggregated with the Plan and which the plan administrator elects to aggregate with the Plan, for purposes of

         63
determining whether the Plan is a Top-Heavy Plan. A plan shall be required to be aggregated with the Plan if such plan includes as a participant a Key Employee or if such plan enables any plan of the Company or of a member of the Affiliated Employer Group in which a Key Employee participates to qualify under Section 401(a)(4) of the Code or Section 410 of the Code. A plan of the Company or the Affiliated Employer Group shall be permitted to be aggregated with the Plan if such plan satisfies the requirements of Sections 401(a)(4) and 410 of the Code, when considered together with the Plan and all plans which are required to be aggregated with the Plan. No plan shall be aggregated with the Plan unless it is a qualified plan under Section 401 of the Code.

     "Determination Date" shall mean the date as of which it is determined whether a the Plan is a Top-Heavy Plan or Super Top-Heavy Plan for the Plan Year immediately following such Determination Date. For any Plan Year subsequent to the first Plan Year, the Determination Date for the Plan shall be the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

     "Group Participant" shall mean anyone who is or was a participant in any plan included in the Aggregated Plans as of the Determination Date or any of the four (4) immediately preceding Determination Dates. Any beneficiary of a Group Participant who has received, or is expected to receive, a benefit from a plan included in the Aggregated Plans shall be considered a Group Participant solely for purposes of determining whether the Plan is a Top-Heavy Plan or Super Top Heavy Plan.

     "Key Employee" shall mean any employee or former employee of the Company or of an Affiliated Employer Group who, as of a Determination Date, or as of any of the four (4) immediately preceding Determination Dates, was:

     (a) an officer of the Company earning in excess of 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year; or

     (b)   a five percent (5%) owner of the Company; or

     (c) a one percent (1%) owner of the Company whose total annual compensation from the Affiliated Employer Group exceeds $150,000; or

     (d)   an employee whose compensation equals or exceeds
$30,000 (or such higher amount as may be defined under Section
415(c)(1)(A) of the Code), and whose ownership interest in the Affiliated Employer Group is among the ten largest.

     For purposes of (b) and (c) above, the Employee with greater annual Compensation is considered as having the larger ownership interest.

     The number of officers counted under (a) above as of any Determination Date shall not exceed the lesser of:

         64
     (a) the greater of (i) ten percent (10%) of the total number of employees of the Affiliated Employer Group, and (ii) three (3); and

     (b)   fifty (50).

     If the application of the preceding paragraph results in a reduction in the number of officers to be included as Key Employees, then individuals who are officers shall be eliminated from the group of Key Employees beginning with the individual who had the lowest one-year compensation as of the Determination Date or any of the four (4) immediately preceding Determination Dates, and eliminating each individual with the next higher one-year compensation as of such Determination Dates, until the maximum number of officers remains in the Key Employee Group.

     "Value of Accumulated Benefits" shall mean:

     (a) in the case of a Group Participant or Beneficiary covered under a defined benefit plan, the sum of

           (i) the present value of the accrued pension benefit (as such term is defined under the applicable plan) of the Group Participant or Beneficiary determined as of the Determination Date using reasonable actuarial assumptions as to interest and mortality, and taking into account any nonproportional subsidies in accordance with regulations issued by the Secretary of the Treasury; plus

           (ii) the sum of any amounts distributed or loaned to the Group Participant and his or her Beneficiary during the Plan Year which includes the Determination Date and during the four (4) immediately preceding Plan Years.

     (b) in the case of a Group Participant or Beneficiary covered under a defined contribution plan, the sum of the accounts of the Group Participant or Beneficiary under the Plan as of the Plan's Determination Date derived from:

           (i) employee contributions credited to such accounts and investment earnings thereon; and

           (ii) employer contributions credited to such accounts and investment earnings thereon; and

           (iii)    rollover contributions made prior to January
1, 1984, and investment earnings thereon; and

           (iv) any contributions which would have been credited to such accounts on or before the Determination Date, but which were waived as provided under the Code and resulted in a funding deficiency; and
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         65
           (v) any amounts distributed or loaned from the accounts described in (i) through (iv) above during the Plan Year including the Determination Date and the four (4) immediately preceding Plan Years.

     For purposes of (a) and (b) above, if a Group Participant or Beneficiary has not been an Employee of the Company with respect to any qualified plan of the Company during the five-year period ending on the Determination Date, any Value of Accumulated Benefits shall be disregarded provided such individual has received no compensation other than Plan benefits from the Company maintaining such a Plan during the five-year period.

     If the Plan is determined to be a Top-Heavy Plan or Super Top-Heavy Plan as of any Determination Date, then it shall be subject to the rules set forth in the remainder of this Article for the first Plan Year commencing after such Determination Date. If, as of a subsequent Determination Date, the Plan is determined to no longer be a Top-Heavy Plan or Super Top-Heavy Plan, then the rules set forth in the remainder of this Article shall no longer apply, except where expressly indicated otherwise. Notwithstanding the foregoing, if the Plan changes from being a Super Top-Heavy Plan to a Top-Heavy Plan, the rules applicable to a Top-Heavy Plan shall apply.

     "Year of Super Top-Heavy Service" of Service of a
Participant which commenced during which the Plan was a Super
Top-Heavy

     "Year of Top-Heavy Service" shall Service of a Participant which commenced in during which the Plan was a Top-Heavy Plan. shall mean a year in a Plan Year Plan mean a Year of a Plan Year
10.2 Minimum Benefits or Contributions
     For any Plan Year in which the Plan is a Top-Heavy Plan the minimum rate of contributions and forfeitures allocated to the account of any Participant shall be the lesser of:
           (a) the highest rate of Employer contributions and forfeitures (determined as a percentage of total earnings) allocated to the account of any Key Employee; and
           (b)      three percent (3%) of total earnings.
     For any Plan Year in which the Plan is a Super Top-Heavy Plan, four percent (4%) shall be substituted for three percent (3%) in the preceding paragraph.
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         66
     Notwithstanding the above paragraph, if a Participant is also a participant in another defined contribution plan of the Affiliated Employer Group, or if the Employee is a Participant in one or more defined benefit plans of the Affiliated Employer Group, no contribution shall be made under this Section 10.2 for such Participant, and the minimum benefit requirements under
Section 416 of the Code shall be satisfied for such Participant under such other plans.
     Salary Deferrals and Matching Employer Contributions may not be taken into account for the purpose of satisfying the minimum Top-Heavy contribution requirement.
10.3 Discontinuance of Article
     In the event that any provisions of this Article are no longer required to qualify the Plan under the Code, then such provisions shall thereupon be void without the necessity of further amendment of the Plan.
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         66
                           ARTICLE 11
                    MISCELLANEOUS PROVISIONS

11.1 Forms
     Except as otherwise provided in Section 4.4, all consents, elections, applications, directions and designations required or permitted under the Plan must be made on forms prescribed and furnished by the Committee; provided, however, such elections, applications, directions and designations may be made by use of a telephonic instruction system from any individual identified by the Committee to have access to such system in the event such system is established for use in conjunction with this Plan.
11.2 Construction
     In the construction of this Plan, the masculine shall
include the feminine and the singular the plural in all cases where such meanings would be appropriate.  The Plan shall be construed and enforced in accordance with the laws of the State of New Jersey, except to the extent such laws are preempted by
ERISA or other federal law.
11.3 Limitation of Assignment
     11.3.1   No Participant, beneficiary, or other payee shall
have a right to assign, transfer, hypothecate, encumber, commute or anticipate his interest in any payments under the Plan and such payments shall not in any way be subject to any legal
processes to levy upon or attach the same for payment of any claim against any Participant, beneficiary or other payee.
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         68
     11.3.2   This Section shall also apply to a domestic
relations order, unless such order is determined by the Committee to be a "qualified domestic relations order," as defined in
Section 414(p) of the Code or such order was entered before
January 1, 1985.
     Upon written receipt of a domestic relations order, the
Committee shall review this order, inform the Trustee, and gather such facts as it may deem appropriate.  The Committee may consult with legal counsel for the Plan in such matters.  The Committee shall reach a decision within eighteen (18) months of receipt of the order whether it is a "qualified domestic relations order."
     Notwithstanding anything in this Plan to the contrary, an "alternate payee", as defined under Section 414(p)(8) of the
Code, may elect to receive distribution of the portion of a Participant's Account balance that is payable to such "alternate payee" under the terms of a "qualified domestic relations order"
before the date that such Participant attains "earliest
retirement age", as defined under Section 414(p)(4)(B).
11.4 Obligations of Employer
     The Plan shall not be deemed to be a contract between any
Employer and any Participant or to be a consideration or an
inducement for the Employment of any Participant or any Employee
of any Employer.
     Nothing contained in the Plan shall be deemed to give any
Employee of any Employer or any Participant the right to be
retained in the service of any Employer or to interfere with the right of any Employer to discharge any Employee or Participant at any time without regard to the effect which such discharge shall have upon his rights, if any, under the Plan.
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         69
11.5 Payments to Incompetents
     If the Committee or plan administrator shall receive
evidence satisfactory to it (i) that a Participant, Beneficiary or other payee entitled to receive any benefits under the Plan is physically or mentally incompetent to receive such benefit and to give a valid release therefor, (ii) that another person or
institution is then maintaining or has custody of such
Participant, Beneficiary or other payee, and (iii) that no
guardian, committee or other representative of the estate of such person shall have been duly appointed, the benefit otherwise payable to such Participant, Beneficiary or other payee may be paid to such other person or institution, and the release of such other person or institution shall be a valid and complete
discharge for the payment of such benefit.
11.6 Discrimination
     The Committee and plan administrator shall administer the
Plan in a uniform and consistent manner with respect to all Participants and shall not permit discrimination in favor of
Highly Compensated Employees.
11.7 Disappearance of Participant or Payee
     In the event that any Participant, Beneficiary or other
payee receiving or entitled to receive benefits under the Plan should disappear and fail to respond within sixty (60) days to a written notice sent by or on behalf of the Committee or plan administrator by registered or certified mail, informing him of his entitlement to receive benefits under the Plan, the Company acting through the Committee or plan administrator may cause payment of such benefits, or any portion thereof which the
Committee or plan administrator determines to be appropriate, to the dependents of the Participant or payee, whichever is
applicable, having
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         70
regard to the needs of such dependents, until
such Participant or payee is located or until such benefits have been paid in full, whichever event shall first occur.
     If the Committee or plan administrator has received no
request for payment of such benefits from the Participant or payee and has made no such payments to dependents thereof within the applicable period of limitation of actions after the same became payable, then benefits under the Plan shall be payable pursuant to the direction of a court of applicable jurisdiction or by applicable escheat law.
11.8 Compliance with Applicable Laws
     The Company, through the Committee, shall interpret and
administer the Plan in such manner that the Plan shall remain in compliance with Sections 401 and 501 of the Code, ERISA and all other applicable laws, regulations and rulings.
11.9 Return of Plan Assets to the Employer
     The assets of the Plan shall be held for the exclusive
purpose of providing benefits to Participants and beneficiaries, and shall never inure to the benefit of any Employer except that any Matching Employer Contribution made by a mistake of fact or for which a deduction is disallowed may be returned to the
Employer within one (1) year after the date of such mistake or disallowance; provided that any contribution so returned shall be adjusted to reflect its pro rata share of the aggregate Matching Employer Contribution Account net loss, if any, from the date of such contribution to the date of its return.  Any net gain in such Accounts from the date of such contribution shall remain as part of the Trust.  The Matching Employer Contribution Account of
any Participant affected by the return of a contribution
hereunder shall be adjusted accordingly.
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         71
11.10      Merger
     In the event of any merger or consolidation of the Plan with any other plan, or the transfer of assets or liabilities of the
Plan to another plan, each Participant shall be entitled to
receive (assuming that the Plan then terminated) a benefit
immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger,
consolidation, or transfer (assuming that the Plan had then
terminated).
11.11      Claims Procedure
           a.       Initial Stage: In the event the Committee or
     plan administrator denies a claim for benefits under the
     Plan submitted by a Participant or Beneficiary, hereinafter referred to as Claimant, the Committee or plan administrator shall provide adequate notice in writing to the Claimant,
     within a reasonable time after receipt of the claim, setting forth, in a manner calculated to be understood by the
     Claimant, the following:
              (1)        specific reason for the denial;
              (2)        specific reference to Plan provisions on
           which the denial is based;
              (3)        a description of any materials or
           information necessary to perfect the claim and why
           they are necessary; and
              (4)        an explanation of the review procedure
           of the Plan.
           b.    Appellate Stage:  A Claimant shall have sixty
     (60) days to appeal a denial of a claim for benefits to the Committee. A Claimant or his duly authorized representative must request an appeal in writing to the Committee, and shall be allowed to review pertinent documents and submit issues and comments in writing.
     The Committee shall afford the Claimant a full and fair
review of his claim for benefits, and shall make a decision on review as promptly as possible, but in no event later than sixty
(60) days following the written request for review.
     The decision on review shall be in writing and shall include specific reasons for the decision and specific reference to Plan provisions on which the decision is based, and shall be written in a manner calculated to be understood by the Claimant.
11.12      Internal Revenue Service Approval
     Notwithstanding any other provision of the Plan to the
contrary, the Plan, as hereby amended and restated, is adopted on the condition that the same shall be approved and qualified by the Internal Revenue Service as meeting the requirements of
Section 401(a) of the Code and the regulations issued thereunder and in the event such qualification is not obtained, and is not obtained by further amendment, the Plan shall thereupon continue as in effect prior to this amendment and restatement.
     With respect solely to Employees resident in Puerto Rico,
the Plan, as hereby amended and restated, is adopted on the
condition that the same shall be approved and qualified by the Department of Treasury in Puerto Rico as meeting the requirements of Section 3165 of the Puerto Rico Income Tax Act and the
regulations issued thereunder and in the event such qualification is not obtained, and is not obtained by further amendment, the
Plan shall thereupon continue as in effect prior to this
amendment.
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         73
     IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed, effective as of January 1, 1989, except as otherwise expressly provided for hereunder.

                              AUTOMATIC DATA PROCESSING, INC.
ATTEST:

[SEAL]
By____________________________________

  Title